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                                     Home Equity Loan-Backed Term Notes, GMACM Series 2003-HE2
                                                        Payment Date  02/25/2004

Servicing Certificate            Group 1
---------------------
Beginning Pool Balance              406,855,924.22
Beginning PFA                                 0.00
Ending Pool Balance                 390,719,522.22
Ending PFA Balance                               -
Principal Collections                15,998,210.91
Principal Draws                                  -
Net Principal Collections            15,998,210.91
Active Loan Count                           11,704

Interest Collections                  2,526,009.70

Weighted Average Net Loan Rate            7.77450%
Substitution Adjustment Amount                0.00

Excess Cash                             975,292.71

               Beginning        Ending                                          Interest  Security
Term Notes      Balance         Balance      Factor     Principal   Interest    Shortfalls    %       Coupon
----------      -------         -------      ------     ---------   ---------   ----------    -       ------
Class A-1     133,373,590.32 116,261,895.61  0.3172680 17,111,694.71 133,373.59     0.00      18.32%    1.200%
Class A-2     161,627,000.00 161,627,000.00  1.0000000        0.00   422,923.98     0.00      25.47%    3.140%
Class A-3      20,875,000.00 20,875,000.00   1.0000000        0.00    71,670.83     0.00       3.29%    4.120%
Class A-4      22,233,000.00 22,233,000.00   1.0000000        0.00    85,597.05     0.00       3.50%    4.620%
Class A-5      63,464,000.00 63,464,000.00   1.0000000        0.00   216,306.47     0.00      10.00%    4.090%
Class IO       76,000,000.00 76,000,000.00   0.9047619        0.00   443,333.33     0.00       0.00%    7.000%
Certificates       -               -            -           -              0.00    -          -          -

Beginning Overcollateralization Amount5,283,333.90
Overcollateralization Amount Increase (D975,292.71
Outstanding Overcollateralization Amou6,258,626.61
Target Overcollateralization Amount   7,933,075.00

Credit Enhancement Draw Amount                0.00
Unreimbursed Prior Draws                      0.00


                                                                   Number      Percent
                                           Balance                of Loans   of Balance
Delinquent Loans (30 Days)*           1,451,029.62                   43         0.37%
Delinquent Loans (60 Days)*             754,849.24                   25         0.19%
Delinquent Loans (90 Days)*             233,224.98                    7         0.06%
Delinquent Loans (120 Days)*            439,258.41                   14         0.11%
Delinquent Loans (150 Days)*            284,255.95                    8         0.07%
Delinquent Loans (180+ Days)*           134,295.14                    5         0.03%
REO                                              -                    0         0.00%
Foreclosures                            192,238.58                    3         0.05%
Bankruptcies                          1,848,459.36                   58         0.47%

*Delinquency Figures Do Not include Bankruptcy, Foreclosure, and REO.

                                  Liquidation To-Date
Beginning Loss Amount                   107,436.07
Current Month Loss Amount               138,191.09
Current Month Recoveries                     67.14
                                 ------------------
Ending Loss Amount                      245,560.02          0.00


                                  Net Recoveries to Date
Beginning Net Principal Recovery Amount       0.00
Current Month Net Principal Recovery Amount  67.14
Ending Net Principal Recovery Amount         67.14

                                  Special Hazard                    Fraud           Bankruptcy
Beginning Amount                              0.00                      0.00        0.00
Current Month Loss Amount                     0.00                      0.00        0.00
Ending Amount                                    -                         -           -

Extraordinary Event Losses                    0.00
Excess Loss Amounts                           0.00

Capitalized Interest Account
Beginning Balance                             0.00
Withdraw relating to Collection Period        0.00
Interest Earned (Zero, Paid to Funding Account0.00
To close Capitalized Interest Account - balan0.00ue GMAC Mortgage
                                             ----
Total Ending Capitalized Interest Account Bala0.00as of Payment Date
Interest earned for Collection Period         0.00
Interest withdrawn related to prior Collection0.00iod


Prefunding Account
Beginning Balance 0.00 Additional Purchases during Revolving Period 0.00 Excess of Draws over Principal Collections 0.00 To close prefunding remaining balance due Not0.00lders Total Ending Balance as of Payment Date 0.00 Interest earned for Collection Period 0.00 Interest withdrawn related to prior Collection0.00iod

Cuurent Month Repurchases Units                  0
Cuurent Month Repurchases ($)                    -
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